UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) June 26, 2020

The New Home Company Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-36283	27-0560089
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

85 Enterprise, Suite 450, Aliso Viejo, California		92656
(Address of principal executive offices)		(Zip Code)

(949) 382-7800
Registrant’s telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	NWHM	New York Stock Exchange
Series A Junior Participating Preferred Share Purchase Rights	--	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry Into a Material Definitive Agreement

On June 26, 2020, The New Home Company Inc. (the “Company”) entered into a Third Modification Agreement (the “Modification”) to its Amended and Restated Credit Agreement, dated as of May 10, 2016, as modified by the Modification Agreement dated as of September 17, 2017, and the Second Modification Agreement dated as of August 7, 2019 (as further modified, supplemented or amended, the “Credit Agreement”). The Modification was entered into by and among the Company, the lenders party to the Credit Agreement and U.S. Bank National Association, d/b/a Housing Capital Company, as administrative agent (the "Agent"). The Credit Agreement provides for an unsecured asset based revolving credit facility (the "Credit Facility").  As of June 26, 2020, the Company had no borrowings or letters of credit outstanding under the Credit Facility. The Modification, among other things:
(i) extends the maturity date of the Credit Facility to September 30, 2021,
(ii) decreases the total commitments under the Credit Facility from $130 million to $60 million and the accordion option from $200 million to $150 million,
(iii) reduces the Company's minimum consolidated tangible net worth covenant from $180 million to $150 million plus 50% of the cumulative consolidated net income earned by the Company and its guarantors from and after March 31, 2020 plus 50% of the aggregate proceeds received by the Company (net of reasonable fees and expenses) in connection with any offering of stock or equity in each fiscal quarter commencing on or after closing,
(iv) reduces the maximum net leverage ratio (subject to a minimum liquidity amount of $10 million) ("net leverage ratio") from 65% to 60%,
(v) modifies the restriction on secured indebtedness to an aggregate maximum of $10 million, and
(vi) modifies the restriction on repurchases of the Company's senior notes as follows

Net Leverage Ratio	Maximum per Quarter
Greater than 55%	None Permitted
Less than or equal to 55%	$5,000,000
Less than or equal to 50%	$10,000,000
Less than or equal to 45%	No Restriction

The interest rate on borrowings will be LIBOR-based plus an applicable margin which varies based on the Company's net leverage ratio ranging from 3.50% to 4.50% (and an undrawn fee ranging from 0.35% to 0.80%); provided that LIBOR shall be subject to a LIBOR floor.

The foregoing description is qualified in its entirety by reference to the Modification, a copy of which will be filed as an exhibit to the Company's Quarterly Report on Form 10-Q for the quarter ending June 30, 2020.

Item 2.03	Creation of Direct Financial Obligation or an Obligation under an Off Balance Sheet Arrangement of a Registrant

The disclosure set forth in Item 1.01 of this Current Report is incorporated by reference into this Item 2.03.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 26, 2020

The New Home Company Inc.

	By	/s/ John M. Stephens
John M. Stephens, Executive Vice President and Chief Financial Officer